UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

Loral Space & Communications Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-14180	87-0748324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Fifth Avenue, New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 697-1105

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock	LORL	Nasdaq Global Select Market

Item 1.01Entry in to a Material Definitive Agreement.

On December 18, 2020, Loral Space & Communications Inc. (“Loral” or the "Company"), along with Telesat Canada ("Telesat"), the Public Sector Pension Investment Board ("PSP") and 4440480 Canada Inc., an indirect wholly-owned subsidiary of the Company (the "Special Purchaser"), entered into a grant agreement (the "Grant Agreement") with Andrew M. Browne (the "Participant"). The Participant is an executive of Telesat, which is owned principally by the Company together with its Canadian partner, PSP. The Grant Agreement documents a grant previously approved by the Telesat Board of Directors in December 2019 when Mr. Browne was hired by Telesat.

The Grant Agreement, the terms of which are similar to grant agreements previously entered into with certain Telesat executives, confirms a grant of Telesat stock options (including tandem SAR rights) to the Participant and provides for certain rights, obligations and restrictions related to such stock options, which include, among other things: (w) the possible obligation of the Special Purchaser to purchase the shares in the place of Telesat should Telesat be prohibited by applicable law or under the terms of any credit agreement applicable to Telesat from purchasing such shares, or otherwise default on such purchase obligation, pursuant to the terms of the Grant Agreement; (x) the obligation of the Special Purchaser to purchase shares upon exercise by Telesat of its call right under Telesat's Management Stock Incentive Plan in the event of a Participant's termination of employment; (y) the right of the Participant to require the Special Purchaser or Loral to purchase a portion of the shares in Telesat owned by him in the event of exercise after termination of employment to cover taxes that are greater than the minimum withholding amount; and (z) the right of the Participant to require Telesat to cause the Special Purchaser or Loral to purchase a portion of the shares in Telesat owned by him, or that are issuable to him under Telesat's Management Stock Incentive Plan at the relevant time, in the event that more than 90% of Loral's common stock is acquired by an unaffiliated third party that does not also purchase all of PSP's and its affiliates' interest in Telesat.

The Grant Agreement further provides that, in the event the Special Purchaser is required to purchase shares, such shares, together with the obligation to pay for such shares, shall be transferred to a subsidiary of the Special Purchaser, which subsidiary shall be wound up into Telesat, with Telesat agreeing to the acquisition of such subsidiary by Telesat from the Special Purchaser for nominal consideration and with the purchase price for the shares being paid by Telesat within ten (10) business days after completion of the winding-up of such subsidiary into Telesat.

The foregoing description of the Grant Agreement is not intended to be complete and is qualified in its entirety by reference to the Grant Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Grant Agreement, dated as of December 18, 2020, by and among Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Andrew M. Browne*
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
*	Management contract or compensatory plan, contract or arrangement with directors or named executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Loral Space & Communications Inc.

Date: December 18, 2020	By:	/s/ Avi Katz
Avi Katz
President, General Counsel and Secretary

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